UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2014

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of Ciena Corporation (“Ciena”) filed with the Securities and Exchange Commission on April 11, 2014 (the “Original Filing”) by supplementing the Original Filing to including certain information under Item 5.02 below regarding the amendment of Ciena’s 2008 Omnibus Incentive Plan (the “2008 Plan”). Information with respect to stockholder approval of this amendment and the number of shares added to the 2008 Plan was previously disclosed under Item 5.07 of the Original Filing. This Form 8-K/A amends and restates in its entirety the Original Filing. Except as indicated above, no other changes were made to the Original Filing.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

(e) On February 4, 2014, upon the recommendation of the Compensation Committee, the Board of Directors of Ciena approved an amendment of Ciena's 2008 Plan to increase by 6.6 million shares the number of shares of Ciena common stock available for issuance under the 2008 Plan, subject to stockholder approval at Ciena’s Annual Meeting of Stockholders. This amendment to the 2008 Plan was approved by stockholders at Ciena's Annual Meeting of Stockholders on April 10, 2014. The amendment, which became effective as of April 10, 2014, increased the number of shares of Ciena common stock available for issuance under the 2008 Plan by 6.6 million shares.

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Ciena held its annual meeting of stockholders on April 10, 2014. As of the February 14, 2014 record date, there were 105,003,960 shares of common stock outstanding and entitled to notice of and to vote at the annual meeting. The matters described below were voted on by stockholders at the annual meeting and the number of votes cast with respect to each matter, and with respect to the election of directors, were as indicated below:

Proposal 1	For	Against	Abstain	Non-Votes
Election to the Board of Directors of three Class II directors and one Class III director:
Harvey B. Cash	67,224,409	1,654,951	285,113	21,223,318
Judith M. O'Brien	67,447,259	1,453,120	284,094	21,223,318
Gary B. Smith	67,495,149	1,383,777	285,547	21,223,318
T. Michael Nevens	68,385,202	493,550	285,721	21,223,318

Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena's bylaws. The Class II directors (Cash, O'Brien and Smith) will serve for three-year terms ending in 2017, or until their respective successors are elected and qualified. In accordance with Ciena's bylaws, the Class III director (Nevens), previously elected by the Board of Directors, will serve the remainder of his term ending in 2015, or until his successor is elected an qualified. In addition, the following directors continue to hold office after the annual meeting: Bruce L. Claflin, Lawton W. Fitt, Patrick T. Gallagher, Patrick H. Nettles, Ph.D and Michael J. Rowny.

Proposal 2	For	Against	Abstain	Non-Votes
Approval of an amendment to the 2008 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by 6.6 million shares.	62,000,199	6,685,737	478,537	21,223,318

Proposal 2 to approve the amendment to the 2008 Omnibus Incentive Plan was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 3	For	Against	Abstain	Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena's independent registered public accounting firm for the fiscal year ending October 31, 2014:	86,731,379	2,972,781	683,631	n/a

Proposal 3 to ratify the appointment of Ciena's independent registered public accounting firm was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 4	For	Against	Abstain	Non-Votes
A stockholder advisory vote on executive compensation as described in the proxy materials:	62,885,079	6,100,411	178,983	21,223,318

Proposal 4, the advisory “say on pay” vote regarding executive compensation, was approved by the affirmative vote of a majority of the total votes cast by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: June 3, 2014	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary